EXHIBIT 10.02

                               Highland 2000, L.P.
                              ONE NORTH MAIN STREET
                              COUDERSPORT, PA 16915


                                January 17, 2001


Adelphia Communications Corporation
One North Main Street
Coudersport, Pennsylvania  16915

         Re: Purchase of Notes of Adelphia Communications Corporation's 6% Convertible Subordinated Notes due 2006

Gentlemen:

         The undersigned hereby agrees to purchase directly from you, and you agree to sell to the undersigned, upon the terms and subject to the conditions set forth herein, at a per note price equal to the Purchase Price per Note (as hereafter defined), one hundred sixty seven million three hundred seventy six thousand dollars ($167,376,000) aggregate face amount of 6% Convertible Subordinated Notes due 2006 (the "Notes"), of Adelphia Communications Corporation, a Delaware corporation (the "Company"). The Purchase Price per Note shall equal the sum of (a) the gross proceeds less underwriting discount received by the Company per note from the underwritten public offering of the 6% Convertible Subordinated Notes due 2006, for which the Company has executed an Underwriting Agreement with the several underwriters named therein as of the date hereof (the "Underwritten Public Offering") and (b) the Additional Amount (as hereafter defined). The Additional Amount shall be equal to an amount computed, to the eighth decimal place, as though interest were paid at the LIBOR Rate In Effect (as hereafter defined) plus 75 basis points (0.0075) on the per note amount determined under clause (a) of the definition of Purchase Price per Note for each period of three months (or, in the case of the final period, any portion thereof if less than three months) subsequent to the date of the closing of the Underwritten Public Offering until the date of the closing hereunder. The "LIBOR Rate in Effect" shall mean a rate determined on the first day of each period of three months (or, in the case of the final period, any portion thereof if less than three months) subsequent to the Underwritten Public Offering equal to the quotient, expressed as a percentage (rounded to the nearest 1/100th of 1%), resulting from the division of (x) the average (rounded to the nearest 1/16th of 1%) of the interest rates per annum at which deposits of United States Dollars are offered to money center banks in the London interbank market for deposits of three months by (y) the percentage equal to 100% minus the reserve percentage applicable on that day under regulations issued by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to Eurocurrency liabilities having a three-month term. The Company shall determine in good faith the LIBOR Rate in Effect for each such period. The terms of the Notes shall be substantially identically to the 6% Convertible Subordinated Notes due 2006 of the Company being sold in the Underwritten Public Offering, other than the Notes shall be convertible into shares of the Company's Class B Common Stock.

         Each of the parties hereto represents and warrants that it has full power and is duly authorized to enter into and perform this agreement; that it has all necessary corporate or partnership approvals (subject in the case of the Company to any shareholder approval required by law) necessary to do so; that the execution and performance of this Agreement will not conflict with the organic corporate or partnership documents of it or any order of a governmental body or agency (subject to any regulatory approvals or regulatory filings and expiration of waiting periods required by law) or material agreement to which it is a party or by which it is bound; and that this Agreement is enforceable in accordance with it terms, subject as to enforcement to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors rights and to general equity principles. The parties hereto agree that the undersigned is entitled to rely on the representations and warranties made by the Company in any underwriting or purchase agreement entered into by the Company with the investment banking firm or firms conducting the Underwritten Public Offering; provided, however, that the undersigned represents and warrants to the Company that such representations and warranties will be true and correct to the best of its knowledge.

         Each party's obligations hereunder shall be conditioned upon the Underwritten Public Offering having been consummated, any required approvals having been obtained, any required filings having been made and any required waiting periods having expired, and the other party's representations and warranties being true and correct on and as of the closing date for the sale of the Notes hereunder (except (i) for representations and warranties which expressly relate solely to an earlier date or time, which representations or warranties shall be true and correct on and as of the specific dates or times referred to therein and (ii) for representations and warranties which are not true and correct due to matters subsequent to the date of the closing of the Underwritten Public Offering which have occurred in the Company in the ordinary course of its business, which have occurred in the Company and been authorized by the Board of Directors of the Company or which have occurred in the Company and been authorized by any individual affiliate of the undersigned who is an executive officer of the Company). A closing on the purchase of the Notes hereunder shall be held at the principal executive offices of the Company at a mutually agreeable date following the Underwritten Public Offering; provided, however, that the closing shall occur no later than 270 days from the date of the closing of the Underwritten Public Offering. At such closing, (i) the Company shall deliver to the undersigned certificates for the Notes duly executed in such name or names as the undersigned shall have requested bearing appropriate securities laws legends, an opinion of counsel that the Notes have been duly authorized, are validly existing and fully paid and a registration rights agreement for the Notes in form similar to the existing registration rights agreements, entered into in the three years prior to the date hereof, between the Company and the undersigned or its affiliates and (ii) the undersigned shall deliver to the Company the purchase price for the Notes in immediately available funds. In the event that the Underwritten Public Offering does not close, this Agreement shall be null and void and neither party shall have any liability to the other hereunder. The obligation of the undersigned to consummate the purchase of the Notes hereunder will be subject to termination in the discretion of the undersigned if, prior to consummation, (i) trading in the Company's Class A Common Stock has been suspended by the Securities and Exchange Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market has been suspended,
(ii) a banking moratorium has been declared either by Federal or New York State authorities, or (iii) there has occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the undersigned, materially impracticable to proceed with such consummation.

         The aggregate liability of the undersigned and any of its officers, directors, shareholders, partners or other affiliates (collectively, the "Undersigned Affiliate Group") for any and all losses, claims, demands whether for specific performance or otherwise, damages, liabilities, obligations, costs and expenses (including without limitation, reasonable fees and disbursements of counsel however sustained or incurred, and including, without limitation, any of the foregoing enumerated items arising from any action or proceeding involving any third party) sustained or incurred by or claimed against one or several of the Undersigned Affiliate Group or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby (collectively, "Damages") is, and shall be, limited to an amount equal to the greater of (i) the product determined by multiplying the number of Notes to be purchased hereunder by the positive excess, if any, of the Purchase Price per Note over the weighted average trading price during the twenty trading days preceding the 270th day from the date of the closing of the Underwritten Public Offering or
(ii) an amount determined by multiplying the number of Notes to be purchased hereunder by the Additional Amount per note assuming that a closing on the sale of the Notes had occurred on the 270th day from the date of the closing of the Underwritten Public Offering. The Company agrees not to seek any recovery for Damages or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby which when aggregated with any other recovery of the Company would result in the Company obtaining from the Undersigned Affiliate Group an amount in excess of the amount permitted by the preceding sentence for any and all Damages. In no event shall any of the Undersigned Affiliate Group be liable for any special, indirect, or consequential damages sustained by the Company or punitive damages as a result of a breach of this Agreement or arising out of this Agreement and the transactions contemplated hereby.

         No commissions or discounts shall be paid to any placement agent for the purchase or sale of the Notes. The Notes shall be purchased and shall be held for investment.

         This Agreement may be assigned by the undersigned to any affiliate of the undersigned provided that a majority of John Rigas, Michael Rigas, Timothy Rigas and James Rigas consent in writing to such assignment. This Agreement may be executed in one or more counterparts each of which, taken together, shall constitute one and the same agreement.

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         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York for contracts made and to be fully performed in such state without giving effect to the principles of conflicts of law thereof.

                                           Very truly yours,

                                           HIGHLAND 2000, L.P., a Delaware
                                            limited partnership

                                           By: Highland 2000, LLC,  General
                                            Partner, a Delaware limited
                                            liability company


                                           By: /s/ Michael J. Rigas
                                                Authorized Member



Agreed to and accepted on this 17th day of January, 2001 by

ADELPHIA COMMUNICATIONS CORPORATION


By:    /s/ Michael J. Rigas
Name:  Michael J. Rigas
Title: Executive Vice President